EXHIBIT 10.3

FORM OF

			ORIGINAL
1.	Date of Agreement December 1, 2009		THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO) STANDARD SHIP MANAGEMENT AGREEMENT CODE NAME: "SHIPMAN 98" PART I
2.	Owners (name, place of registered office and law of registry) (Cl. 1)	3.	Managers (name, place of registered office and law of registry) (Cl.1)
	Name		Name Scorpio Ship Management sam
	Place of registration office Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands		Place of registration office 9 blvd Charles III, MC98000 Monaco
	Law of Registry Marshall Islands		Law of Registry Principality of Monaco
4.	Day and year of commencement of Agreement (Cl. 2) December 1, 2009
5.	Crew Management (state "yes" or "no" as agreed) (Cl. 3.1) YES	6.	Technical Management (state "yes" or "no" as agreed) (Cl. 3.2) YES
7.	Commercial Management (state "yes" or "no" as agreed) (Cl. 3.3) NO	8.	Insurance Arrangements (state "yes" or "no" as agreed) (Cl. 3.4) YES
9.	Accounting Services (state "yes" or "no" as agreed) (Cl. 3.5). YES	10.	Sale or purchase of the Vessel (state "yes" or "no" as agreed) (Cl. 3.6) YES
11.	Provisions (state "yes" or "no" as agreed) (Cl. 3.7) YES	12.	Bunkering (state "yes" or "no" as agreed) (Cl. 3.8) NO
13.	Chartering Services Period (only to be filled in if "yes" stated in Box 7) (Cl. 3.3(i)) NO	14.	Owners' insurance (state alternative (i), (ii) or (iii) of (Cl. 6.3)). 6.3(i) to apply
15.	Annual Management Fee (state annual amount) (Cl. 8.1) US$200,000.	16.	Severance costs (~~state maximum amount~~) (Cl. 8.4(ii)) For Owners' account: please see clause 8.4(ii)
17.	Day and year of termination of Agreement (Cl. 17) See clause 17.	18.	Law and Arbitration (state alternative 19.1, 19.2 or 19.3; if 19.3 place of arbitration must be stated) (Cl. 19) 19.1
19.	Notices (state postal and cable address, telex and telefax number for serving notice and communication to the Owners) (Cl. 20) c/o Scorpio Commercial Management sam 9 blvd Charles III MC98000 Monaco	20.
Notices (state postal and cable address, telex and telefax number for serving notice and communication to the Managers) (Cl. 20).
9 blvd. Charles III
MC98000 Monaco
Phone:  +377 97985700
Fax: +377 92057045
email:  technical@scorpio.mc

It is mutually agreed between the party stated in Box 2 and the party stated in Box 3 that this Agreement consisting of PART I and PART II as well as Annexes "A" (Details of Vessel), "B" (Details. of Crew), "C" (Budget) and "D" (Associated vessels) attached hereto, shall be performed subject to the conditions contained herein.  In the event of a conflict of conditions, the provisions of PART I and Annexes "A", "B", "C" and "D" shall prevail over those of PART II to the extent of such conflict but no further.

Signature(s) (Owners)	Signature(s) (Managers)

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO.  Any insertion or deletion to the form must be clearly visible.  In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply.  BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II
"SHIPMAN 98" STANDARD SHIP MANAGEMENT AGREEMENT

1. Definitions	1	insurance, discipline and other requirements;	63
In this Shipman 98 form (together with the Additional Clauses of	2	(iii) ensuring that all members of the Crew have passed a medical	64
even date herewith and any Schedules thereto (the		examination with a qualified doctor certifying that they are fit	65
"Agreement")) save where the context otherwise requires,		for the duties for which they are engaged and are in possession	66
the following words and expressions shall have the meanings	3	of valid medical certificates issued in accordance with	67
hereby assigned to them.	4	appropriate flag State requirements, ~~in the absence of~~	68
		~~applicable flag State requirements the medical certificate shall~~	69
"Owners" means the party identified in Box 2.	5	~~be dated not more than three months prior to the respective~~	70
"Managers" means the party identified in Box 3.	6	~~Crew members leaving their country of domicile and~~	71
"Vessel" means the vessel or vessels details of which are set	7	~~maintained for the duration of their service on board the Vessel;~~	72
out in Annex "A" attached hereto.	8	(iv) ensuring that the Crew shall have a command of the English	73
"Crew" means the Master, officers and ratings of the numbers,	9	language of a sufficient standard to enable them to perform	74
rank and nationality specified in Annex "B" attached hereto.	10	their duties safely;	75
"Crew Support Costs" means all expenses of a general nature	11	(v) arranging transportation of the Crew, including repatriation;	76
which are not particularly referable to any individual vessel for	12	(vi) training of the Crew and supervising their efficiency;	77
the time being managed by the Managers and which are incurred	13	(vii) conducting union negotiations;	78
by the Managers for the purpose of providing an efficient and	14	(viii) operating the Managers' drug and alcohol policy unless	79
economic management service and, without prejudice to the	15	otherwise agreed.	80
generality of the foregoing, shall include the cost of crew standby	16
pay, training schemes for officers and ratings, cadet training	17	3.2 Technical Management	81
schemes, sick pay, study pay, recruitment and interviews.	18	(only applicable if agreed according to Box 6)	82
"Severance Costs" means the costs which the employers are	19	The Managers shall provide technical management which	83
legally obliged to pay to or in respect of the Crew as a result of	20	includes, but is not limited to, the following functions:	84
the early termination of any employment contract for service on	21	(i) provision of competent personnel to supervise the	85
the Vessel.	22	maintenance and general efficiency of the Vessel;	86
"Crew insurances" means insurances against crew risks which	23	(ii) arrangement and supervision of dry dockings, repairs,	87
shall include but not be limited to death, sickness, repatriation,	24	alterations and the upkeep of the Vessel to the standards	88
injury, shipwreck unemployment indemnity and loss of personal	25	required by the Owners provided that the Managers shall	89
effects.	26	be entitled to incur the necessary expenditure to ensure	90
"Management Services" means the services specified in sub-	27	that the Vessel will comply with the law of the flag of the	91
clauses 3.1 to 3.8 as indicated affirmatively in Boxes 5 to 12	28	Vessel and of the places where she trades, and all	92
"ISM Code" means the International Management Code for the	29	requirements and recommendations of the classification	93
Safe Operation of Ships and for Pollution Prevention as adopted	30	Society;	94
by the International Maritime Organization (IMO) by resolution	31	(iii) arrangement of the supply of necessary victualling, stores, spares and	95
A.741(18) or any subsequent amendment thereto.	32	lubricating oil and services for the Vessel;	96
"STCW 95" means the International Convention on Standards	33	(iv) appointment of surveyors and technical consultants as the	97
of Training, Certification and Watchkeeping for Seafarers, 1978,	34	Managers may consider from time to time to be necessary;	98
as amended in 1995 or any subsequent amendment thereto.	35	(v) development, implementation and maintenance of a Safety	99
		Management System (SMS) in accordance with the ISM	100
2. Appointment of Managers	36	Code and an ISPS (see sub-clauses 4.2 and 5.3).	101
With effect from the day and year stated in Box 4 and continuing	37
unless and until terminated as provided herein, the Owners	38	~~3.3 Commercial Management~~	102
hereby appoint the Managers and the Managers hereby agree	39	~~(only applicable if agreed according to Box 7~~)	103
to act as the Managers of the Vessel.	40	~~The Managers shall provide the commercial operation of the~~	104
		~~Vessel, as required by the Owners, which includes, but is not~~	105
3. Basis of Agreement	41	~~limited to, the following functions:~~	106
Subject to the terms and conditions herein provided, during the	42	~~(i) providing chartering services in accordance with the Owners'~~	107
period of this Agreement, the Managers shall carry out	43	~~instructions which include, but are not limited to, seeking~~	108
		~~and negotiating employment for the Vessel and the conclusion~~	109
Management Services in respect of the Vessel as agents for	44	~~(including the execution thereof) of charter parties or other~~	110
and on behalf of the Owners. The Managers shall have authority	45	~~contracts relating to the employment of the Vessel. If such a~~	111
to take such actions as they may from time to time in their absolute	46	~~contract exceeds the period stated in~~ Box 13~~, consent thereto~~	112
discretion consider to be necessary to enable them to perform	47	~~in writing shall first be obtained from the Owners.~~	113
this Agreement in accordance with sound ship management	48	~~(ii) arranging of the proper payment to Owners or their nominees~~	114
practice.	49	~~of all hire and/or freight revenues or other moneys of~~	115
		~~whatsoever nature to which Owners may be entitled arising~~	116
3.1 Crew Management	50	~~out of the employment of or otherwise in connection with the~~	117
(only applicable if agreed according to Box 5)	51	~~Vessel.~~	118
The Managers shall provide suitably qualified Crew for the Vessel	52	~~(iii) providing voyage estimates and accounts and calculating of~~	119
as required by the Owners in accordance with the STCW 95	53	~~hire, freights, demurrage and/or despatch moneys due from~~	120
requirements, provision of which includes but is not limited to	54	~~or due to the charterers of the Vessel;~~	121
the following functions:	55	~~(iv) issuing of voyage instructions,~~	122
(i) selecting and engaging the Vessel's Crew, including payroll	56	~~(v) appointing agents;~~	123
arrangements, pension administration, and insurances for	57	~~(vi) appointing stevedores;~~	124
the Crew other than those mentioned in Clause 6;	58	~~(vii) arranging surveys associated with the commercial operation~~	125
(ii) ensuring that the applicable requirements of the law of the	59	~~of the Vessel.~~	126
flag of the Vessel are satisfied in respect of manning levels,	60
rank, qualification and certification of the Crew and	61	3.4 Insurance Arrangements'	127
employment regulations including Crew's tax, social	62	(only applicable if agreed according to Box 8)	128

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO.  Any insertion or deletion to the form must be clearly visible.  In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the originally BIMCO approved document shall apply.  BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II
"SHIPMAN 98" STANDARD SHIP MANAGEMENT AGREEMENT

The Managers shall arrange insurances in accordance with	129	~~and that they, or such other entity as may be appointed by them~~	188
Clause 6, on such terms and conditions as the Owners shall	130	~~and identified to the Managers, shall be deemed to be the~~	189
have instructed or agreed, in particular regarding conditions,	131	~~"Company" as defined by the ISM Code assuming the responsibility~~	190
insured values, deductibles and franchises.	132	~~for the operation of the Vessel end taking over the duties and~~	191
		~~responsibilities imposed by the ISM Code when applicable~~	192
3.5 Accounting Services	133
(only applicable if agreed according to Box 9)	134	6. Insurance Policies	193
The Managers shall:	135	The Owners shall procure, whether by instructing the Managers	194
(i) establish an accounting system which meets the	136	under sub-clause 3.4 or otherwise, that throughout the period of	195
requirements of the Owners and provide regular	137	this Agreement:	196
accounting		6.1 at the Owners' expense, the Vessel is insured for not less	197
services, supply regular reports and records,	138	than her sound market value or entered for her full gross tonnage,	198
(ii) maintain the records of all costs and expenditure incurred	139	as the case may be for:	199
as well as data necessary or proper for the settlement of	140	(i) usual hull and machinery marine risks (including crew	200
accounts between the parties.	141	negligence) and excess liabilities;	201
		(ii) protection and indemnity risks (including pollution risks and	202
3.6 Sale or Purchase of the Vessel	142	Crew Insurances, FDD cover); and	203
(only applicable if agreed according to Box 10)	143	(iii) war risks (including protection and indemnity and crew risks)	204
The Managers shall, if so requested and in accordance with the Owners' instructions,	144	(iv) Loss of Hire (TBA)
provide technical assistance in connection with any sale of the Vessel, supervise the sale or purchase of the Vessel, including the performance of any sale or purchase agreement, but not	145 146	in accordance with the best practice of prudent owners of	205
negotiation of the same. At any time lost by the Vessel and cost associated with the sale and purchase of the Vessel will be	147	vessels of a similar type to the Vessel, with first class insurance	206
considered as contingency and out of budget (please refer to clause 8.10 hereto).		companies, underwriters or associations ("the Owners'	207
		Insurances");	208
3.7 Provisions (only applicable if agreed according to Box 11)	148	6.2 all premiums and calls on the Owners' Insurances are paid	209
The Managers shall arrange for the supply of provisions.	149	promptly by their due date;	210
		6.3 the Owners' Insurances name the Managers and, subject	211
~~3.8 Bunkering (only applicable if agreed according to Box 12)~~	150	to underwriters' agreement, any third party designated by the	212
~~The Managers shall arrange for the provision of bunker fuel of the~~	151	Managers as a joint assured, with full cover, with the Owners	213
~~quality specified by the Owners as required for the Vessel's trade.~~	152	obtaining cover in respect of each of the insurances specified in	214
		sub-clause 6.1;	215
4. Managers' Obligations	153	(i) on terms whereby the Managers and any such third party	216
4.1 The Managers undertake to use their best endeavours to	154	are liable in respect of premiums or calls arising in connection	217
provide the agreed Management Services as agents for and on	155	with the Owners' Insurances; or	218
behalf of the Owners in accordance with sound ship management	156	~~(ii) if reasonably obtainable, on terms such that neither the~~	219
practice and to protect and promote the interests of the Owners in	157	~~Managers nor any such third party shall be under any~~	220
all matters relating to the provision of services hereunder.	158	~~liability in respect of premiums or calls arising in connection~~	221
Provided, however, that the Managers in the performance of their	159	~~with the Owners' Insurances; or~~	222
management responsibilities under this Agreement shall be entitled	160	~~(iii) on such other terms as may be agreed in writing,~~	223
to have regard to their overall responsibility in relation to all vessels	161	~~Indicate alternative (i), (ii) or (iii) in Box 14. If Box 14 is left~~	224
as may from time to time be entrusted to their management and	162	~~blank then (i) applies.~~	225
in particular, but without prejudice to the generality of the foregoing,	163	6.4 written evidence is provided, to the reasonable satisfaction	226
the Managers shall be entitled to allocate available supplies,	164	of the Managers, of their compliance with their obligations under	227
manpower and services in such manner as in the prevailing	165	Clause 6 within a reasonable time of the commencement of	228
circumstances the Managers in their absolute discretion consider	166	the Agreement, and of each renewal date and, if specifically	229
to be fair and reasonable.	167	requested, of each payment date of the Owners' Insurances.	230
4.2 Where the Managers are providing Technical Management	168
in accordance with sub-clause 3.2, they shall procure that the	169	7. Income Collected and Expenses Paid on Behalf of Owners	231
requirements of the law of the flag of the Vessel are satisfied and	170	7.1 All moneys, collected by the Managers under the terms of	232
they shall in particular be deemed to be the "Company" as defined	171	this Agreement (other than moneys payable by the Owners to	233
by the ISM Code, assuming the responsibility for the operation of	172	the Managers) and any interest thereon shall be held to the	234
the Vessel and taking over the duties and responsibilities imposed	173	credit of the Owners in a separate bank account.	235
by the ISM Code when applicable.	174	7.2 All expenses, incurred by the Managers under the terms	236
		of this Agreement on behalf of the Owners (including expenses	237
5. Owners' Obligations	175	as provided in Clause 8) may be debited against the Owners	238
5.1 The Owners shall pay all sums due to the Managers punctually	176	in the account referred to under sub-clause 7.1 but shall in any	239
in accordance with the terms of this Agreement.	177	event remain payable by the Owners to the Managers on	240
~~5.2 Where the Managers are providing Technical Management~~	178	demand.	241
~~in accordance with sub clause 3.2, the Owners shall:~~	179
~~(i) procure that all officers and ratings supplied by them or on~~	180	8. Management Fee – see also Additional Clause 24	242
~~their behalf comply with the requirements of STCW 95;~~	181	8.1 The Owners shall pay to the Managers for their services	243
~~(ii) instruct such officers and ratings to obey all reasonable orders~~	182	as Managers under this Agreement an annual management	244
~~of the Managers in connection with the operation of the~~	183	fee as stated in Box 15 which shall be payable by equal	245
~~Managers' safety management system.~~	184	monthly instalments in advance, the first instalment being	246
~~5.3 Where the Managers are not providing Technical Management~~	185	payable on the commencement of this Agreement (see Clause	247
~~in accordance with sub-clause 3.2, the Owners shall procure that~~	186	2 and Box 6) and subsequent instalments being payable every	248
~~the requirements of the law of the flag of the Vessel are satisfied~~	187	month.	249
	188	8.2 The management fee shall be subject to an annual review	250
		on the anniversary date of the Agreement and the proposed	251

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply.  BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II
"SHIPMAN 98" STANDARD SHIP MANAGEMENT AGREEMENT

fee shall be presented in the annual budget referred to in sub-	252	of any occasional or extraordinary item of expenditure, such as	304
clause 9.1	253	emergency repair costs, additional insurance premiums, bunkers	305
8.3 The Managers shall, at no extra cost to the Owners, provide	254	or provisions. Such funds shall be received by the Managers	306
their own office accommodation, office staff, facilities and	255	within ten running days after the receipt by the Owners of the	307
stationery. Without limiting the generality of Clause 7 the Owners	256	Managers' written request and shall be held to the credit of the	308
shall reimburse the Managers for postage and communication	257	Owners in a separate bank account.	309
expenses, travelling expenses, and other out of pocket	258	9.4 The Managers shall produce a comparison between	310
expenses properly incurred by the Managers in pursuance of	259	budgeted and actual income and expenditure of the Vessel in	311
the Management Services.	260	such form as required by the Owners ~~monthly~~ on a quartly basis	312
8.4 In the event of the appointment of the Managers being	261	~~or at such other~~
terminated by the Owners or the Managers in accordance with	262	~~intervals as mutually agreed~~	313
the provisions of Clauses 17 and 18 other than by reason of	263	9.5 Notwithstanding anything contained herein to the contrary,	314
default by the Managers, or if the Vessel is lost, sold or otherwise	264	the Managers shall in no circumstances be required to use or	315
disposed of, the "management fee" payable to the Managers	265	commit their own funds to finance the provision of the Management Services.	316 317
according to the provisions of sub-clause 8.1 shall continue to	266
be payable for a further period of three calendar months as	267	10. Managers' Right to Sub-Contract	318
from the termination date. In addition, provided that the	268	The managers shall not have the right to sub-contract any of	319
Managers provide Crew for the Vessel in accordance with sub-	269	their obligations hereunder, including those mentioned in sub-	320
clause 3.1;	270	clause 3.1, without the prior written consent of the Owners which	321
(i) the Owners shall continue to pay Crew Support Costs during	271	shall not be unreasonably withheld. In the event of such a sub-	322
the said further period of three calendar months and	272	contract the Managers shall remain fully liable for the due	323
(ii) the Owners shall pay ~~an equitable proportion of any~~	273	performance of their obligations under this Agreement.	324
the Severance Costs ~~which may materialize, net~~	274
~~exceeding  the amount stated in Box 16.~~	275	11. Responsibilites	325
8.5 If the Owners decide to lay-up the Vessel whilst this	276	11.1 Force Majeure – Neither the Owners nor the Managers	326
Agreement remains in force and such lay-up lasts for more	277	shall be under any liability for any failure to perform any of their	327
than three months, an appropriate reduction of the management	278	obligations hereunder by reason of any cause whatsoever of	328
fee for the period exceeding three months until one month	279	any nature or kind beyond their reasonable control.	329
before the Vessel is again put into service shall be mutually	280	11.2 Liability to Owners - (i) Without prejudice to sub-clause	330
agreed between the parties.	281	11.1, the Managers shall be under no liability whatsoever to the	331
8.6 Unless otherwise agreed in writing all discounts and	282	Owners for any loss, damage, delay or expense of whatsoever	332
commissions obtained by the Managers in the course of the	283	nature, whether direct or indirect, (including but not limited to	333
management of the Vessel shall be credited to the Owners.	284	loss of profit arising out of or in connection with detention of or	334
8.7 Where a charterers vetting inspection may be required and a		delay to the Vessel) and howsoever arising in the course of	335
pre-inspection is requested, the costs of such additional		performance of the Management Services UNLESS same Is	336
services shall be charged to the Vessel's account (see cl. 23)		proved to have resulted solely from the negligence, gross	337
8.8 If the Vessel is placed on time starter, additional expenses		negligence or wilful default of the Managers or their employees,	338
incurred in complying with charterers requirements (including,		or agents or sub-contractors employed by them in connection	339
but not limited to, additional reporting requirements and visits		with the Vessel, in which case (save where loss, damage, delay	340
to the charterers) will be paid by the Owners.		or expense has resulted from the Managers' personal act or	341
8.9 All fees are exclusive of Value Added Taxes or other		omission committed with the intent to cause same or recklessly	342
applicable taxes, if any.		and with knowledge that such loss, damage, delay or expense	343
8.10 If as a result of collision, accident, emergency, or any		would probably result) the Managers' liability for each Incident	344
other extraordinary circumstances, the Managers' workload is		or series of incidents giving rise to a claim or claims shall never	345
increased beyond that which the parties could reasonably have		exceed a total of ten times the annual management fee payable	346
anticipated, the Managers shall be entitled to reasonable		hereunder.	347
additional remuneration having regard to the nature of the		(ii) Notwithstanding anything that may appear to the contrary in	348
incident, the personnel and resources of the Managers		this Agreement, the Manager shall not be liable for any of the	349
deployed, and all other relevant circumstances including		actions of the Crew, even if such actions are negligent, grossly	350
insurance recoveries.		negligent or wilful, except only to the extent that they are shown	351
		to have resulted from a failure by the Managers to discharge	352
		their obligations under sub-clause 3.1, in which case their liability	353
9. Budgets and Management of Funds	285	shall be limited In accordance with the terms of this Clause 11.	354
9.1 The Managers shall present to the Owners annually a	286	11.3 Indemnity - Except to the extent and solely for the amount	355
budget for the following twelve months in such form as the	287	therein set out that the Managers would be liable under sub-	356
Owners require. The budget for the first year hereof is set out	288	clause 11.2, the Owners hereby undertake to keep the Managers	357
in Annex "C" hereto. Subsequent annual budgets shall be	289	and their employees, agents and sub-contractors indemnified	358
prepared by the Managers and submitted to the Owners not	290	and to hold them harmless against all actions, proceedings,	359
less than one month before the anniversary date of the	291	claims, demands or liabilities whatsoever or howsoever arising	360
commencement of this Agreement (see Clause 2 and Box 4).	292	which may be brought against them or incurred or suffered by	361
9.2 The Owners shall indicate to the Managers their acceptance	293	them arising out of or in connection with the performance of the	362
and approval of the annual budget within one month of	294	Agreement, and against and in respect of all costs, losses,	363
presentation and in the absence of any such indication the	295	damages and expenses (including legal costs and expenses on	364
Managers shall be entitled to assume that the Owners have	296	a full indemnity basis) which the Managers may suffer or incur	365
accepted the proposed budget.	297	(either directly or indirectly) in the course of the performance of	366
9.3 Following the agreement of the budget, the Managers shall	298	this Agreement.	367
prepare and present to the Onwers their estimate of the working	299	11.4 "Himalaya" - It is hereby expressly agreed that no	368
capital requirement of the Vessel and the Managers shall each	300	employee or agent of the Managers (including every sub-	369
month up-date this estimate. Based thereon, the Managers shall	301
each month request the Owners in writing for the funds required	302
to run the Vessel for the ensuing month, including the payment	303

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply.  BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II
"SHIPMAN 98" STANDARD SHIP MANAGEMENT AGREEMENT

contractor from time to time employed by the Managers) shall in	370	regulations of the Vessel's flag, or of the places where she trades.	432
any circumstances whatsoever be under any liability whatsoever	371	presently in force. Any additional time and costs arising out of
to the Owners for any loss, damage or delay of whatsoever kind	372	the requirements for compliance with rules and regulations
arising or resulting directly or indirectly from any act, neglect or	373	(including research expenses) which may become enforceable
default on his part while acting in the course of or in connection	374	on the Vessel shall be for Owners account.
with his employment and, without prejudice to the generality of	375
the foregoing provisions in this Clause 11, every exemption,	376	17. Duration of the Agreement	433
limitation, condition and liberty herein contained and every right,	377	This Agreement shall come into effect on the day and year stated	434
exemption from liability, defence and immunity of whatsoever	378	in Box 4 and shall remain in force and effect (unless earlier	435
nature applicable to the Managers or to which the Managers are	379	terminated in accordance with the terms of clause 18) for a
entitled hereunder shall also be available and shall extend to	380	minimum period of three (3) calendar years and thereafter shall
protect every such employee or agent of the Managers acting	381	continue indefinitely unless terminated in accordance with the
as aforesaid and for the purpose of all the foregoing provisions	382	provisions hereof ~~continue until the date stated in Box 17,~~
of this Clause 11 the Managers are or shall be deemed to be	383	~~Thereafter it shall continue until terminated by~~ Upon the expiration of	436
acting as agent or trustee on behalf of and for the benefit of all	384	the first calendar year either party ~~giving~~ may give
persons who are or might be their servants or agents from time	385	to the other notice of termination in writing, in which event the	437
to time (including sub-contractors as aforesaid) and all such	386	Agreement shall
persons shall to this extent be or be deemed to be parties to this	387	terminate upon the expiration of a period of two ~~months~~ (2) calendar	438
Agreement.	388	years from the
		date upon which such notice was given. Clause 18.6 will apply.	439
12. Documentation	389
Where the Managers are providing Technical Management in	390	18. Termination	440
accordance with sub-clause 3.2 and/or Crew Management in	391	18.1 Owners' default	441
accordance with sub-clause 3.1, they shall make available,	392	(i) The Managers shall be entitled to terminate the Agreement	442
upon Owners' request, all documentation and records related	393	with immediate effect by notice in writing if any moneys	443
to the Safety Management System (SMS) and/or the Crew	394	payable by the Owners under this Agreement and/or the	444
which the Owners need in order to demonstrate compliance	395	owners of any associated vessel, details of which are listed	445
with the ISM Code and STCW 95 or to defend a claim against	396	in Annex "D", shall not have been received in the Managers'	446
a third party.	397	nominated account within ten running days of receipt by	447
		the Owners of the Managers written request or if the Vessel	448
13. General Administration	398	is repossessed by the Mortgagees.	449
13.1 The Managers shall handle and settle all claims arising	399	(ii) If the Owners:	450
out of the Management Services hereunder and keep the Owners	400	(a) fail to meet their obligations under sub-clauses u	451
informed regarding any incident of which the Managers become	401	and 5.3 of this Agreement for any reason within their	452
aware which gives or may give rise to claims or disputes involving	402	control, or	453
third parties.	403	(b) proceed with the employment of or continue to employ	454
		the Vessel in the carriage of contraband, blockade	455
13.2 The Managers shall, as instructed by the Owners, bring	404	running, or in an unlawful trade, or on a voyage which	456
or defend-actions, suits or proceedings in connection with matters	405	in the reasonable opinion of the Managers is unduly	457
entrusted to the Managers according to this Agreement.	406	hazardous or improper,	458
		the Managers may give notice of the default to the Owners,	459
13.3 The Managers shall also have power to obtain legal or	407	requiring them to remedy it as soon as practically possible.	460
technical or other outside expert advice in relation to the handling	408	In the event that the Owners fail to remedy it within a	461
and settlement of claims and disputes or all other matters	409	reasonable time to the satisfaction of the Managers, the	462
affecting the interests of the Owners in respect of the Vessel, save	410	Managers shall be entitled to terminate the Agreement	463
Managers should obtain Owners approval prior to taking any		with Immediate effect by notice in writing.	464
action if time permits.		18.2 Managers' Default	465
13.4 The Owners shall arrange for the provision of any	411	(i) If the Managers fail to meet their obligations under Clauses 3	466
necessary guarantee bond or other security.	412	and 4 of this Agreement for any reason within the control of the	467
13.5 Any costs reasonably incurred by the Managers in	413	Managers, the Owners may give notice to the Managers of the	468
carrying out their obligations according to Clause 13 shall be	414	default, requiring them to remedy it as soon as practically	469
reimbursed by the Owners.	415	possible. In the event that the Managers fail to remedy it within a	470
		reasonable time to the satisfaction of the Owners, the Owners	471
14. Auditing	416	shall be entitled to terminate the Agreement with immediate affect	472
The Managers shall at all times maintain and keep true and	417	by notice in writing.	473
correct accounts and shall make the same available for inspection	418	(ii) If the Managers are convicted of, or admits guilt for, a crime,
and auditing by the Owners at such times as may be mutually	419	then the Owners shall be entitled to terminate the Agreement
agreed. On the termination, for whatever reasons, of this	420	with Immediate effect by notice in writing.
Agreement, the Managers shall release to the Owners, if so	421	18.3 Extraordinary Termination	474
requested, the originals where possible, or otherwise certified	422	This Agreement shall be deemed to be terminated in the case of	475
copies, of all such accounts and all documents specifically relating	423	the sale of the Vessel or if the Vessel becomes a total loss or is	476
to the Vessel and her operation.	424	declared as a constructive or compromised or arranged total	477
		loss or is requisitioned.	478
15. Inspection of Vessel	425	18.4 For the purpose of sub-clause 18.3 hereof	479
The Owners shall have the right at any time after giving	426	(i) the date upon which the Vessel is to be treated as having	480
reasonable notice to the Managers to inspect the Vessel for any	427	been sold or otherwise disposed of shall be the date on	481
reason they consider necessary.	428	which the Owners cease to be registered as Owners of	482
		the Vessel;	483
16. Compliance with Laws and Regulations	429	(ii) The Vessel shall not be deemed to be lost unless either	484
The Managers will not do or permit to be done anything which	430	she has become an actual total loss or agreement has	485
might cause any breach or infringement of the laws and	431	been reached with her underwriters in respect of her	486

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which Is not clearly visible, the text of the original BIMCO approved document shall apply.  BIMCO assumes no responsibility for any loss, damage or expenses as a result of discrepancies between the original BIMCO approved document and this computer generated document.

PART II
"SHIPMAN 98" STANDARD SHIP MANAGEMENT AGREEMENT

constructive, compromised or arranged total loss or if such	487	exceeds the sum of USD50,000 (or such other sum as the	532
agreement with her underwriters is not reached it is	488	parties may agree) the arbitration shall be conducted in	533
adjudged by a competent tribunal that a constructive loss	489	accordance with the LMAA Small Claims Procedure current	534
of the Vessel has occurred.	490	at the time when the arbitration proceedings are commenced.	535
18.5 This Agreement shall terminate forthwith in the event of	491	~~19.2 This Agreement shall be governed by and construed~~	536
an order being made or resolution passed for the winding up,	492	~~in accordance with Title 9 of the United States Code and~~	537
dissolution, liquidation or bankruptcy of either party (otherwise	493	~~the Maritime Law of the United States and any dispute~~	538
than for the purpose of reconstruction or amalgamation) or if a	494	~~arising out of or in connection with this Agreement shall be~~	539
receiver is appointed, or if it suspends payment, ceases to carry	495	~~referred to three persons at New York, one to be appointed~~	540
on business or makes any special arrangement or composition	496	~~by each of the parties hereto, and the third by the two so~~	541
with its creditors.	497	~~chosen; their decision or that of any two of them shall be~~	542
18.6 The termination of this Agreement shall be without	498	~~final, and for the purposes of enforcing any award~~	543
prejudice to all rights accrued due between the parties prior to	499	~~judgement may be entered on an award by any court of~~	544
the date of termination.		~~competent jurisdiction. The proceedings shall be conducted~~	545
		~~in accordance with the rules of the Society of Maritime~~	546
19. Law and Arbitration	501	~~Arbitrators, Inc.~~	547
19.1 This Agreement shall be governed by and construed in	502	~~In cases where neither the claim nor any counterclaim~~	548
accordance with English law and any dispute arising out of or	503	~~exceeds the sum of USD50,000 (or such other sum as the~~	549
in connection with this Agreement shall be referred to arbitration	504	~~parties may agree) the arbitration shall be conducted in~~	550
in London in accordance with the Arbitration Act 1996 or	505	~~accordance with the Shortened Arbitration Procedure of the~~	551
any statutory modification or re-enactment thereof save to	506	~~Society of Maritime Arbitrators, Inc. current at the time when~~	552
the extent necessary to give effect to the provisions of this	507	~~the arbitration proceedings are commenced.~~	553
Clause.	508	~~19.3 This Agreement shall be governed by and construed~~	554
The arbitration shall be conducted in accordance with the	509	~~in accordance with the laws of the place mutually agreed by~~	555
London Maritime Arbitrators Association (LMAA) Terms	510	~~the parties and any dispute arising out of or in connection~~	556
current at the time when the arbitration proceedings are	511	~~with this Agreement shall be referred to arbitration at a~~	557
commenced.	512	~~mutually agreed place, subject to the procedures applicable~~	558
The reference shall be to three arbitrators. A party wishing	513	~~there.~~	559
to refer a dispute to arbitration shall appoint its arbitrator	514	~~19.4 If Box 18 in Part I is not appropriately filled in, sub-~~	560
and send notice of such appointment in writing to the other	515	~~clause 19.1 of this Clause shall apply.~~	561
party requiring the other party to appoint its own arbitrator	516
within 14 calendar days of that notice and stating that it will	517	~~Note: 19.1, 19.2 and 19.3 are alternatives; indicate~~	562
appoint its arbitrator as sole arbitrator unless the other party	518	~~alterative agreed in Box 18.~~.	563
appoints its own arbitrator and gives notice that it has done	519
so within the 14 days specified. If the other party does not	520	20. Notices	564
appoint its own arbitrator and give notice that it has done so	521	20.1 Any notice to be given by either party to the other	565
within the 14 days specified, the party referring a dispute to	522	party shall be in writing and may be sent by fax, telex,	566
arbitration may, without the requirement of any further prior	523	registered or recorded mail) or by personal service.	567
notice to the other party, appoint its arbitrator as sole	524	20.2 The address of the Parties for service of such	568
arbitrator and shall advise the other party accordingly. The	525	communication shall be as stated in Boxes 19 and 20,	569
award of a sole arbitrator shall be binding on both parties	526	respectively.	570
as if he had been appointed by agreement.	527
Nothing herein shall prevent the parties agreeing in writing	528	The Additional Clauses attached hereto together with any
to vary these provisions to provide for the appointment of a	529	subsequent addenda, schedules, appendices or otherwise, shall
sole arbitrator.	530	be construed as an integral part of this Agreement and shall be
In cases where neither the claim nor any counterclaim	531	interpreted accordingly.

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply.  BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

SHIPMAN98
ADDITIONAL CLAUSES TO THE MANAGEMENT AGREEMENT
MADE BETWEEN:
(I) NOEMI SHIPPING COMPANY LIMITED
AND
(II) SCORPIO SHIP MANAGEMENT SAM

21.	OPA

21.1	The Managers will:

(i)	arrange for the preparation, filing and updating of a contingency Vessel Response Plan in accordance with the requirements of OPA and Instruct the Crew in all aspects of the operation of such plan;

(ii)
identify and ensure the availability by contract or otherwise of a Qualified Individual, a Spill Management Team, an Oil Spill Removal Organisation, resources having salvage, fire fighting, Iightering and, if applicable, dispersant capabilities, and public relations/media personnel to assist the Owners to deal with the media in the event of discharges of oil.

21.2
The Managers are expressly authorised as agents for the Owners to enter into such arrangements by contract or otherwise as are required to ensure the availability of the services outlined in Clause 21.1. The Managers are further expressly authorised as agents for the Owners to enter into such other arrangements as may from time to time be necessary to satisfy the requirements of OPA or other US Federal or State laws.

21.3
The Owners will pay the fees due to third parties providing the services described above together with a fee to the Managers for their services. The level of fees will be included in the Vessel's running costs.

21.4	On termination of this Agreement, the Vessel Response Plan and all documentation will be returned to the Managers at the expense of the Owners.

22.	IT Services

22.1	The Managers will, subject to the remaining provisions of this Clause 22, provide the Vessel with the Management System Software.

22.2	The main features of the Management System Software at the date of this Agreement are:

(i)	comprehensive management software providing single point of entry to the Vessel incorporating crew management, defect and deficiency reporting and performance monitoring;

(ii)	a ship to shore and shore to ship e-mail package providing cost efficient communications available to both Managers and their charterers; and

(iii)	a computerised maintenance system including inventory control and automated purchase order handling.

22.3	The costs for the Management System Software are set out in the Fee Schedule, and are included in the Vessel's running costs, as follows;

(i)	the annual maintenance fee;

(ii)	maintenance and upgrades;

(iii)	24 hour support;

(iv)	provision of anti-virus software and regular upgrades;

(v)	operational manuals and regular updates;

(vi)	annual audit on board the Vessel providing a system health check;

(vii)	user manuals and training of the Crew in the use of the Management System Software; and

(viii)	e-mail on board the Vessel.

22.4	Such costs do not include the costs of appropriate hardware, licence fee and installation/set-up on board the Vessel.

22.5
Installation and set-up of the Information System Software will be undertaken on a date agreed between the Managers and the Owners having regard to the Vessel's schedule and the availability of the Managers' personnel.

22.6	The Management System Software is owned by the Managers or its subsidiaries and is protected by applicable copyright and patent laws,

22.7	The Managers do not warrant that the use or operation of the Information System Software will be uninterrupted or error free.

23.	Vetting

The Managers shall undertake as soon as reasonably possible to have the Vessel either inspected or screened by the following oil majors: BP, Shell, Exxonmobil, ChevronTexaco and Total. The cost of such vetting process is already included into the Vessel's budget. The Managers shall use their best endeavors to accommodate the Owners requests for other/additional vetting inspections or screening processes, the cost of which shall be, however, considered out of budget.

24.	Management Fee

24.1
Without prejudice to the generality of clause 8.3 (Management Fee), it is agreed that the remuneration provided for by that clause shall be deemed to cover the Manager's administrative and general expenses and any other expenses which are not directly and exclusively applicable to the operation or conduct of the business of the Vessel and shall include:

Salaries of corporate officers, executives, department heads, administrative, clerical and office employees, port engineers, port captain, port stewards, paymaster and other employees of the shore side establishment, payroll taxes, group insurance and pension annuity payments applicable to personnel in the above named categories, office and administrative expenses, including insurance, rent, heat, light, power, office stationary, office services, depreciation and repair of office equipment, janitor services and expenses, accounting expenses, the Managers' outside auditing fees, dues and membership in trade associations, office subscriptions, contributions and donations and franchise taxes, as well as legal fees in connection with the Managers' corporate and management functions, excluding all and any legal fees or other expenses incurred by the Managers in connection with any claims arising out of any matter related with the Vessel.

24.2
In addition to the remuneration payable to the Managers under the provisions of the first paragraph of this section, the Owners shall reimburse the Managers for, inter alia, the amount of such necessary travelling expenses (outside Monaco), seafarers interviewing costs, telephone calls, communication, vessel's postage, freight and forwarding, warehousing, agency services and fees which are not included in budget and will be treated as contingency costs.

25.	Dry docking

Dry docking to be carried out with prior approval of costs by the Owners, however the repair list to be at the discretion of the Managers

26.	Benefit of Existing and Future Contracts

Where possible, the Owners shall (for the duration of this Agreement) have the advantage of any existing or future contracts of the Managers for the purchase or renewal of materials, facilities, services or equipment, by way of the benefit of discounts (if any).

27.	Passing of Title

27.1
To the extent already paid for by the Managers using funds specifically provided by the Owners for such a purpose, title to any goods, materials or supplies purchased by the Managers for use in the performance of this Agreement shall belong to the Owners.

27.2
Upon termination of this Agreement all such goods, materials or supplies in the hands of the Managers shall be delivered to the Vessel or If requested by the Owners the Managers shall sell or dispose of such goods, materials or supplies at such price, terms and conditions as may be approved by the Owners and remit the proceeds thereof less any expenses Incurred in selling or disposing of such goods to an account of the Owners, to be advised separately in writing to the Managers.

28.	Termination on Bareboat Charter of Vessel

The Managers shall be entitled to terminate this Agreement by notice in writing in the event that the Vessel is bareboat chartered by the Owners. The date upon which the Vessel Is to be treated as having been bareboat chartered, shall be the date on which the Owners deliver the Vessel to bareboat charterer, notwithstanding the fact that the Managers may learn of the bareboat charter at a later date.

29.	Slop and any other disposal ashore

Disposal of slop produced for whatever reason (including but not limited to tank inspection, repairs, drydock preparation, tank cleaning) and any other disposal ashore compulsory as per local regulation is considered out of budget and the Owners shall provide the Managers with such additional funds as may be required.

30.	ISPS Code

30.1
The Manager shall comply with the requirements of the International Code for the Security of Ships and of Port Facilities and the relevant amendments to Chapter XI of SOLAS (ISPS Code) relating to the Vessel and "the Company" (as defined by the ISPS Code). If trading to or from the United States or passing through United States waters, in addition to ensure that the Vessel has been issued with a COFR, the Manager shall also comply with the requirements of the US Maritime Transportation Security Act 2002 (the "MTSA") relating to the Vessel and the "Owner" (as defined by the MTSA).

30.2
Where sub-chartering, the Owner shall ensure that the contact details of all sub-charterers are provided to the Managers and the Master. Furthermore, the Owners shall ensure that all charter parties entered into during the period of this Agreement contain the following provision:

"The Charterers shall provide the Owners with their full style contact details and, where sub-chartering is permitted under the terms of the charter party, shall ensure that the contact details of all sub-charterers are likewise provided to the Owners".

30.3
Notwithstanding anything else contained in this Agreement all costs or expenses whatsoever arising out of or related  to security regulations or measures required by the port facility or any relevant authority in accordance with the ISPS Code and/or the MTSA including, but not limited to, security guards, launch services, vessel escorts, security fees, waiting costs and associated expenses, taxes and inspections, shall be out of budget. All measures required by the Manager to comply with the Ship Security Plan shall be for the Manager's account excluding costs associated with calls at non ISPS compliant port, facilities, installations, vessels or port, facilities, installations, vessels included in any relevant authority warning list (ie USCG Port Security Advisory) as applicable in which case Owners shall provide Managers with such additional funds as may be required.

31.	Additional Costs

The Owners' representative's meals and slop chest, charterers' meal and slop chest, representation costs, gratuity (either official or not official) provided with the aim to safeguard Vessel's operation and given in the sole discretion of Master will be separately debited to the Owners at cost. Any extraordinary trading cost (including but not limited to AMPD, COFR, ENOA/D, ICB, EWR coverage, Ransom and Kidnap coverage, security guard, special arrangement for transiting pirate infested areas etc), will be debited to Owners at cost, out of budget, under contingency accounting code.

32.	Provision of Information

The Owners undertake to provide to the Managers directly or through the charterers all information and instruction necessary for the Master to efficiently perform his duties including but not limited to: charterers name and full style, cargo information including MSDS, cargo carriage instruction relevant to that particular cargo (loading, segregating, carrying, heating, discharging, purging, ventilating, tank cleaning, inerting, stripping, CO washing instruction), port and terminal information and requirements, navigation instruction, speed to be attained, notification requirement, agency full style, fuel MSDS, bunker delivery notes, information necessary for AMS reporting, chartering contracts the Owners will enter into, voyage instructions including service speeds to attain.

33.	HSQE blanket approval clause

The Owner undertakes to provide full support for the implementation and approval of the Managers' health, safety, quality and environmental policy including extra costs which could be from time to time communicated to Owners.

34.	Cabotage. storage and STS

Cabotage, storage and frequent STS are not considered normal operations and a special evaluation of risk and extra costs will be provided on a case by case basis by the Managers. The Owners shall make available to the Managers such additional funds as may be required in order for such additional duties to be carried out.

35.	Payments

All payments to the Managers shall be made in (i) full without any deductions, withholdings and/or set-off and (ii) US Dollars, to the account of the Managers from time to time advised to the Owners by the Managers.

36.	Third Party Rights

36.1
Any person (other than parties to this Agreement) who is given any rights or benefits under Clauses 10 or 11 (a "Third Party") shall be entitled to enforce those rights or benefits against the parties in accordance with the Contracts (Rights of Third Parties) Act 1999.

36.2	Save as provided in Clause 36.1 above the operation of the Contracts (Rights of Third Parties) Act 1999 is hereby excluded.

36.3
The parties may amend vary or terminate this Agreement in such a way as may affect any rights or benefits of any Third Party which are directly enforceable against the parties under the Contracts (Rights of Third Parties) Act 1999 without the consent of any such Third Party.

36.4
Any Third Party entitled pursuant to the Contracts (Rights of Third Parties) Act 1999 to enforce any rights or benefits conferred on it by this Agreement may not veto any amendment, variation or termination of this Agreement which is proposed by the parties and which may affect the rights or benefits of any such Third Party.

37.	Bunker Quality

37.1
The Owners shall provide that bunker supplied is of a quality suitable for burning in the Vessel's engines and auxiliaries and which conform to the specification(s) mutually agreed under this contract.

37.2
At the time of delivery of the Vessel the Owners shall place at the disposal of the Managers, the bunker delivery note(s) and any samples relating to the fuels existing on board. During the currency of the contract, the Owner shall ensure that bunker delivery notes are presented to the Vessel on the delivery of fuel(s) and that during bunkering representative samples of the fuel(s) supplied shall be taken at the Vessel's bunkering manifold and sealed in the presence of competent representatives of the fuel supplier and the Vessel as foreseen by Marpol.

37.3
Without prejudice to anything else contained in this contract, the Owners shall provide that fuel supplied is of such specifications and grades to permit the Vessel, at all times, to comply with the maximum sulphur content requirements of any emission control zone when the Vessel is ordered to trade within that zone.

37.4
The Owners also warrant that any bunker suppliers, bunker craft operators and bunker surveyors used by the Owners to supply such fuels shall comply with Regulations 14 and 18 of MARPOL Annex VI as applicable, including the Guidelines in respect of sampling and the provision of bunker delivery notes.

37.5
Owners to provide as well that a bunker minimum quantity is always kept on board corresponding to 10% of any type of bunker necessary for any particular voyage or 3 days whichever is more. For vessel with a single boiler system, minimum 30 tons of distillate to be always kept on board. Commingling of bunker is not recommended and special manager permission to be obtained on a case by case basis. Managers not to be held responsible for any consequence of commingling.

38.	War, war risk areas trading

38.1
Managers prior assessment to be always sought before to order the vessel to trade in any war, warlike area as defined by JWC and any cost directly or indirectly incurred as a consequence to obey to said order will be out of budget and debited to the Owners as contingency.

38.2
For the purpose of this clause, the words war risk shall include any actual, threatened or reported war; act of war; civil war; hostilities; revolution; rebellion; civil commotion; warlike operations; laying of mines; acts of piracy; acts of terrorists; acts of hostility or malicious damage; blockades (whether Imposed against all vessels or imposed selectively against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever); by any person, body, terrorist or political group, or the Government of any state whatsoever, which, In the reasonable judgment of the Managers, may be dangerous or are likely to be or to become dangerous to the Vessel, her cargo, crew or other persons on board the Vessel.

39.	Ice trading.

Manager prior assessment to be always sought before to order the vessel to trade in any ice bound area as defined by IWL or by prevailing local condition and any cost directly or indirectly incurred as a consequence to obey to said order wilt be out of budget and debited to owner as contingency.

40.	Sub-let.

Any extra cost and expenses necessary for owner to perform any sub letting charterer contract are excluded from budget. Take over cost are excluded from budget and vessel is supposed to be fully stocked at delivery

41.	Entire Agreement.

41.1
This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter of this Agreement; and in relation to such subject matter) supersedes all prior discussions, understandings and agreements between the parties and all prior representations and expressions of opinion by the parties.

41.2
Each of the parties acknowledges that it is not relying on any statements, warranties, representations or understandings (whether negligently or innocently made) given or made by or on behalf of the other in relation to the subject matter hereof and that it shall have no rights or remedies with respect to such subject matter otherwise than under this Agreement. The only remedy available shall be for breach of contract under the terms of this Agreement. Nothing in this Clause shall, however, operate to limit or exclude any liability or fraud.

Dated this 1st day of December 2009

For the Owners: By: Its:	For the Managers:

SK 99999 0010 1072828